STOCK PURCHASE AGREEMENT
------------------------




         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and dated as of December 29, 1997, between IMN Financial Corp., a Delaware corporation, whose principal office is located at 520 Broadhollow Road, Melville, New York 11747 ("IMNF"), 1st Potomac Mortgage Corporation, a Virginia corporation, whose principal office is located at 4000 Legato Road , Suite 260, Fairfax, Virginia 22033 ("Potomac") and Michael B. Roche, of 4853 Slatestone Court, Fairfax, Virginia, 22030 ("Principal").

                  NOW, THEREFORE, in consideration of the premises and the representations, warranties and covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, IMNF, Potomac and Principal hereby agree as follows:

         1.       PURCHASE AND SALE OF STOCK.
                  ---------------------------

                  1.1 PURCHASE AND SALE. On the Closing Date, as defined herein, IMNF shall purchase from Potomac and Principal, and they will sell and transfer to IMNF, all the issued and outstanding shares of stock of Potomac of every kind and description (the "Stock").

                  1.2 DELIVERY AT CLOSING. At the Closing, as defined herein, Potomac and



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Principal will deliver certificate(s) for the Stock duly endorsed so as to make
IMNF the sole owner of the Stock, free and clear of all claims, liens, equities, encumbrances and restrictions of any kind, except hereinafter provided.

                  1.3 PURCHASE PRICE AND PAYMENT TERMS. A) At the Closing, IMNF will deliver to Principal, in the name of Principal, $1,000,000 worth of IMNF restricted Rule 144 common stock, valued at its last traded price on the day of closing.

                  1.4 PRINCIPAL AS VICE PRESIDENT OF IMNF. IMNF shall engage and Principal agrees to perform as Vice President of IMNF, for a three (3) year term, ("Term"), with the duties customary to such a position in the mortgage banking industry. Principal shall receive $150,000 in salary, on a bi-weekly basis. Principal shall participate in all other employee benefit packages, including medical and auto expense reimbursement plans. Principal shall receive 25% of the net profits of the Potomac Branch Network. Net profits of the Potomac Branch Network include allocation of all operating expenses relating to the production of revenue, including a seventy five basis points (.75%) corporate charge for all loans closed. All loans Principal originates shall be included in that profit. Principal can be discharged for cause during the term , including gross negligence of his duties, fraud, or willful misconduct.

                  1.5 SEASONS' STOCK. Principal, as owner of Potomac's stock, is a 31% owner of Seasons Mortgage Group, Inc. ("Seasons") in accordance with Stock Repurchase Agreement as shown on Schedule 1.5. If within three (3) years of the Closing of this Agreement, the remaining shareholders of Seasons close a merger Stock Purchase agreement with IMNF at a price per share higher than Principal's pro rata share for the remainder of the common issued stock of Seasons, Principal will receive the difference in value as IMNF restricted common stock, subject to Rule 144, or in cash, at IMNF's option.



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         2. CLOSING DATE On the closing date, the date upon which all transactions constituting conditions precedent to the sale shall have been consummated ("Closing Date"), Closing will be held at the offices of IMNF, 520 Broadhollow Road, Melville, New York 11747, on December 30, 1997 or such other date and time as the parties may agree.

         3. REPRESENTATIONS AND WARRANTIES BY POTOMAC AND PRINCIPAL. Potomac and Principal each represent and warrant to IMNF as follows:

                  3.1 ORGANIZATION AND STANDING, POWERS, QUALIFICATION AND AUTHORITY. Potomac is a corporation duly organized, validly existing and in good standing under the laws of the State of Virginia and in all other jurisdictions where the nature of its business conducted therein requires such qualification; has all requisite corporate power and authority to own its properties and assets and carry on its business as now conducted; and has all requisite power and authority to enter into, perform and carry out this Agreement.

                  3.2 CAPITAL STOCK. Potomac authorized capital stock consists of one class of voting common stock, consisting of five thousand (5000) shares, each share having no par value. Of the authorized capital stock, one hundred
(100) shares are validly issued and outstanding, fully paid and nonassessable at the date hereof, all of which are owned by Principal. Subject to the Escrow Agreement made in connection with the Stock Purchase Agreement with Anthony C. Bikowski and its notes payable all as more particularly described in Schedule
3.2 There are no options, warrants or rights to acquire any capital stock of Potomac or securities convertible into or exchangeable for, or which otherwise confer on the holder or holders thereof any right (whether or

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not upon the happening of any contingency or after any lapse of time, and whether or not upon the payment or delivery of any consideration) to acquire, any capital stock of Potomac, nor is Potomac committed to issue any such option, warrant, right or security.

                  3.3 DISSOLUTION; FORFEITURE. No action at law or suit in equity and no other investigation or proceeding whatsoever is now pending or threatened: (I) to liquidate, dissolve or disincorporate Potomac, (ii) to declare any of the corporate rights, powers, franchises or privileges of Potomac to be null and void or otherwise than in full force and effect; (iii) to declare that Potomac or any of its directors, officers, agents or employees have exceeded or violated any of their corporate rights, powers, franchises or privileges; or (iv) to obtain any decree, order, judgment or other judicial determination or administrative or other ruling that will or may impede or detract from any of the corporate rights, powers, franchises or privileges now vested in or claimed by Potomac.

                  3.4 FINANCIAL STATEMENTS.

                  (a) There have heretofore been furnished to IMNF copies of the audited financial statements of Potomac as at June 30, 1996 and June 30, 1997, and the related statements of income and retained earnings for the fiscal years then ended, all prepared by Vivian J. Paige, certified public accountant for Potomac. Such financial statements are complete and correct and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and fairly present the financial position of Potomac as at the dates indicated and the results of the operations of Potomac for the periods indicated.

                  (b) Prior to the Closing Date, Potomac has delivered to IMNF a pro forma

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balance sheet of Potomac as at November 30, 1997, and a pro forma statement of income and retained earnings for the period then ended of Potomac, both certified by the chief executive officer of Potomac (hereinafter collectively referred to as the "November, 1997 Balance Sheet"). The financial statements referred to above shall be prepared in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in Subsection (a) above and will fairly present the financial position of Potomac as at November 30, 1997, and the results of operations of Potomac for the period then ended.

                  3.5 DIVIDENDS; STOCK ACQUISITIONS; STOCK ISSUES. Since the November 30, 1997 Potomac unaudited financial statement, Potomac has not: (I) declared or paid any dividends (either in cash, property or its stock of any class) upon, nor made or become committed to make any distribution with respect to, nor purchased, redeemed or otherwise beneficially acquired, any of its outstanding capital stock of any class, nor become committed so to do; nor (ii) split up, combined or reclassified any of its outstanding stock of any class, nor become committed to issue any additional capital stock of any class (whether or not from treasury stock, heretofore authorized but unissued stock or newly acquired stock) or any options, rights or warrants to acquire, or securities convertible into or exchangeable for or which otherwise confer upon the holder or holders thereof any right to acquire, any shares of capital stock of any class of Potomac; and Potomac will not take any such actions from the date hereof to the Closing Date.

                  3.6 PROPERTIES. Potomac has and will have on the Closing Date all requisite corporate power and authority to own and hold, and (except for assets disposed of in the ordinary course of business) will have on the Closing Date good and marketable indefeasible title to, all of



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the properties and assets reflected in the most recent of the balance sheets referred to in Paragraph 3.4 above, subject to no mortgage, pledge, lien, encumbrance, charge or security interest, except only: (i) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like; (ii) liens in respect of pledges or deposits under workers' compensation laws or similar legislation; (iii) liens for property taxes,

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assessments or like governmental charges not yet delinquent and payable without penalty; (iv) defects and exceptions, none of which (individually or in the aggregate) materially interfere with the use by Potomac of such properties for the purposes for which they are held; and (v) the liens described in Schedule 3.6A, attached hereto, which schedule describes each such lien, describes the transaction or other circumstances out of which it arises, describes the amount of the obligation it secures, identifies the property affected thereby, identifies the owner of such property, and is complete and correct. Potomac agrees to cooperate with IMNF in obtaining the discharge of any liens of record.
 Said Schedule 3.6A will also describe all notes payable of Potomac as of December 31, 1996. Attached hereto is Schedule 3.6B, which is complete and correct, listing all real property owned by Potomac. All of the properties and assets of Potomac are in existence, in the possession of Potomac and in good working order and repair, except for minor defects which do not materially interfere with their use, or except as described in Schedule 3.6C, attached hereto.

                  3.7 CHANGES IN CONDITION. Since November 30, 1997, there has been no change in the assets, liabilities, condition (financial or otherwise) or business of Potomac from that set forth in or reflected in its financial statements as at said date, except changes in the ordinary course of business, none of which (individually or in aggregate) have been materially adverse. Since


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November 30, 1997, Potomac has not been adversely affected in any material manner as a result of any fire, explosion, accident, flood, earthquake, seismic or tidal wave, windstorm, strike, lockout, labor dispute, riot, civil commotion or disturbance, sabotage, confiscation, condemnation or purchase of any property by governmental authority, activities of armed forces, or acts of God or the public enemy, except as shown on Schedule 3.7, attached hereto.

                  3.8 TAX RETURNS AND PAYMENTS. All tax returns and reports of Potomac required by law (including, without limiting the generality of the foregoing, all income, unemployment compensation, social security, sales, compensating use, excise, privilege and franchise tax laws of the United States or any state, territory or municipal or political subdivision thereof) to be filed on or before the Closing Date have been, or will be, duly and timely filed, other than those tax returns and reports subject to a valid extension of time as of such date. All taxes, assessments, fees, interest, penalties and other governmental charges or impositions which are, or should be, shown on said returns and reports, reflected on billings by governmental agencies, or required to be deposited on or before the Closing Date, have been, or will be, duly and timely paid (other than those not yet due and payable, those presently payable without penalty, and those currently being contested in good faith).

                   Potomac has not received any notice of deficiency assessment or proposed deficiency assessment of any United States, state, municipal or other tax or penalty and has no knowledge of any basis for any additional deficiency assessment of any such tax or penalty, nor has it knowingly waived any law or regulation fixing, or consented to the extension of, any period of time for the assessment of any tax or other governmental imposition, or become committed so to do, except as shown on Schedule 3.8, attached hereto.

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                  3.9 COMPLIANCE WITH OTHER INSTRUMENTS. Potomac is not in
violation of or in default with respect to any term or provision of its: (I) Articles of Incorporation or Bylaws; (ii) material indentures, contracts, agreements or instruments to which it may be bound; or (iii) any judgment, order, writ, injunction or decree of any court or of any federal, state, territorial, municipal or other commission, board or other administrative or governmental agency or authority; and it is not in violation of any federal, state, territorial, municipal or other statute, rule or regulation applicable to it or by which it may be bound in any case in any manner so as at present or at any future time to affect it adversely in any material respect.

                  3.10 UNDISCLOSED LIABILITIES. At the date of the most recent balance sheet referred to in Paragraph 3.4 herein, there were no material liabilities of Potomac (actual, contingent or accrued) which are not shown or reflected in such balance sheet or the notes thereto.

                  3.11 BOOKS OF ACCOUNT. The books of account of Potomac are complete and correct in all material respects, and all moneys due or to become due from or to or owing by, and all liabilities (actual, contingent or accrued) of, Potomac by reason of any transaction, matter, cause or thing whatsoever which, in accordance with generally accepted accounting practices or principles, should be entered therein have been duly, correctly and completely entered therein.

                  3.12 LITIGATION, ETC. Potomac is not a party to or affected by any pending, and has no notice or knowledge of any threatened action, suit, proceeding or investigation (at law or in equity



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or otherwise) in, before or by any court or any governmental board, commission, agency, department or office in which an adverse determination would have any material adverse effect on the business, assets or financial condition of Potomac, except as shown on Schedule 3.12, attached hereto.

                  3.13     ACCOUNTS AND NOTES RECEIVABLE /ACCOUNTS PAYABLE.

                           A. Except as specified in Schedule 3.13A, attached
hereto, all accounts and notes receivable of Potomac are and on the Closing Date will be valid, genuine and subsisting; arise and/or will arise out of bona fide sales and/ or performances of services; and are subject and will be subject to no known defenses, set-offs or counterclaims. Potomac will deliver to IMNF at the Closing Date Schedule 3.13, showing the age of accounts and notes receivable of Potomac as at _________, ___, 1997, which schedule will specify the amount, if any, of such accounts and notes receivable which Potomac deems to be uncollectible.

                           B. Attached as Schedule 3.13B is the latest available
accounts payable run for Potomac, listing balances outstanding and the last payment to each creditor.

                  3.14 OTHERS' DEFAULTS. No other party with whom Potomac has any material contractual arrangement is not in compliance with, or is in default (without regard to any requirement of notice or grade period or both) in the observance or performance of, any term, condition or provision of any such contractual arrangement.

                  3.15 COLLECTIVE BARGAINING AGREEMENTS. Potomac is not a party to or bound by any collective bargaining agreement or other labor agreement with any bargaining agent (exclusive




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or otherwise) with respect to its employees.

                  3.16 OVERTIME, BACK-WAGE, VACATION, DISCRIMINATION, FMLA STATUS. Except as described in Schedule 3.16, which will be delivered by Potomac to IMNF on the Closing Date, no present or former employee of Potomac has any claim against Potomac (whether under federal or state law, under any employment agreement or otherwise) on account of or for: (I) overtime pay, other than overtime pay for work done in the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) vacation time off or pay in lieu of vacation time off, other than (a) accumulated vacation pay as at the Closing Date as shown in the schedule referred to above, and (b) vacation time (or pay in lieu thereof) earned in or in respect of the current fiscal year; or (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. No employee is at present taking, or has notified Potomac of any intention to take, a leave pursuant to the Family and Medical Leave Act of 1993, ("FMLA") or any state counterpart. Potomac has designated the calender year as its FMLA leave year. No person or party (including, but not limited to, governmental agencies of any kind) has made any claim against, or asserted any basis for any action or proceeding against, Potomac under or arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices and which would, if upheld, result in any material monetary loss to Potomac.

                  3.17 CONTRACTS FOR PERSONAL SERVICES. Potomac is not a party to or bound by any contract, agreement or undertaking with any person whatsoever for personal services to be rendered by any person for Potomac, except as set forth in Schedule 3.17A, attached hereto. Attached hereto



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is Schedule 3.17B, showing the names, positions and annual rates of compensation of all employees of Potomac. Copies of Potomac's written employment policies, including sick and vacation policies, as well as a copy of its employee manual, if any, are also attached as Schedule 3.17B.

                  3.18 PROFIT SHARING ARRANGEMENTS; BONUSES. Potomac is not and will not be, at the Closing Date, a party to or bound by any contract, agreement or undertaking by the terms of which any person, firm, corporation, business trust or other entity is or may be entitled (for any reason or in any capacity other than as a shareholder or employee of Potomac) to any share in the gross receipts, earnings or profits of Potomac, except for any leases, concessions, franchises or other agreements providing for payments by Potomac based on sales or profits, true copies of all which leases, concessions, franchises or other agreements have been delivered by Potomac to IMNF, and except as set forth on
Schedule 3.18, attached hereto.

                  3.19 PENSIONS AND OTHER DEFERRED COMPENSATION. Potomac will not as of the Closing Date have a pension, profit sharing or retirement income plan, contract or arrangement in force, except for those plans disclosed in
Schedule 3.19, attached hereto, copies of which plans have heretofore been delivered to IMNF.

                  3.20 BENEFIT CLAIMS. No person or party whatsoever now has or will have on the Closing Date any claim known to Potomac under which Potomac has any liability under any health, sickness, disability, medical, surgical, hospital or similar benefit plan or arrangement (whether or not legally binding) maintained by Potomac, or to or by which Potomac is a party or is bound, or


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under any workers' compensation or similar law, which is not fully covered by insurance maintained with reputable, financially responsible insurers. Potomac herewith delivers to IMNF Schedule 3.20, listing all insurance contracts relating to all such benefit plans, arrangements and copies of such benefit plans themselves.

                  3.21 INTERESTS IN PROPERTY, ETC. No other party owns, holds or claims any interest in any real or personal property or other assets (tangible or intangible) used by Potomac in its businesses, except as disclosed in Paragraph 3.6 (a).

                  3.22 LEASES. Potomac is not, either as lessee or lessor, a party to or bound by any lease or any property or assets having a term of (or subject to renewal or extension by any party other than Potomac for a total term, including the initial term and any such renewal or extended term, aggregating) more than one year, except only for the leases described on
Schedule 3.22, attached hereto, true copies of which have been heretofore delivered to IMNF.

                  3.23 CONTRACTS FOR PURCHASE OR SALE. Potomac is not a party to or bound by any contract, agreement or undertaking with any person or party whatsoever (other than cost and insurance contracts entered into in the ordinary course of business) for the purchase of any property or assets of any nature whatsoever which requires that payment for such property or assets shall be made regardless of the Closing Date of this Agreement. Potomac is not a party to, or bound by any other contract, agreement or undertaking for, the sale of any property or assets of any nature whatsoever, except only such as have been made in the ordinary course of business and that expire


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by their terms or are otherwise cancelable by Potomac (without any right of renewal or extension in any party other than Potomac) no later than 30 days after the Closing Date.

                  3.24 INSURANCE CONTRACTS; BANKING RELATIONSHIPS. Potomac hereby delivers to IMNF Schedule 3.24A, showing all contracts of insurance and indemnity (not shown in any other schedule referred to in this Agreement) in force at the date hereof. Potomac also hereby delivers to IMNF Schedule 3.24B, showing the names and locations of all banks in which Potomac has accounts and the names of all persons authorized to draw on such accounts.

                  3.25 BROKERAGE; INDEMNITY. Neither Potomac nor Principal has retained any broker or finder in connection with the transactions contemplated by this Agreement, and Potomac and Principal, jointly and severally, will indemnify, defend and hold harmless IMNF against all the claims for brokers' or finders' fees made or asserted by any party claiming to have been employed by either of them, and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

                  3.26 CONTRACTS, LEASES, ETC. As of the date hereof, Potomac is not a party to any lease, contract, undertaking or other commitment, written or oral, except:

                        (a) Those leases, contracts, undertakings or other commitments listed in Schedules 3.17, 3.18, 3.19 and 3.22 hereto; and

                        (b) Those leases, contracts, undertakings and commitments not materially affecting the business of Potomac. The original or a full, true and correct copy of each item listed

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in the aforementioned schedules (together with supplements and amendments thereto) or a summary of the material provisions, in the event a formal document is not in existence, has been delivered to or examined by IMNF. Potomac is not in default under any lease, contract, undertaking or other commitment materially affecting its business. To the extent that any lease, contract, undertaking or other commitment set forth in the aforementioned schedules requires the consent of any other person or party to its assignment, Potomac agrees to use its best efforts to procure such consent and to deliver the same to IMNF on or before the Closing Date.

                  3.27 TRADEMARKS, LICENSES, ETC. Potomac holds no trade or service mark, whether or not registered. Potomac holds or has obtained all governmental permits, licenses, consents, approvals and waivers necessary for the lawful conduct of its business as now conducted. Copies of all such permits are attached hereto as Schedule 3.27.

                  3.28A WAREHOUSE LINES. Potomac has in place warehouse lines of credit in the total amount of approximately ten million seven hundred thousand dollars ($!0,700,000) in force at the date hereof. Potomac hereby delivers to IMNF Schedule 3.28A showing the names, locations and amounts of all such warehouse lines of credit.

                  3.28B INVESTORS. Schedule 3.28B lists the entities to which Potomac sells mortgages, their addresses and contact names, as well as providing a percentage breakdown of business and type of business for each, and a total for their volume. Also attached are agreements with such entities.


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                  3.29 NO CONFLICT WITH OTHER AGREEMENTS. Neither the execution and delivery of this Agreement nor compliance with its terms and provisions will conflict with or result in a breach of any agreement or instrument to which Potomac is a party or by which it may be bound or constitute a default thereunder or result in the creation or imposition of any lien, charge, encumbrance or restriction of any nature whatsoever upon, or give to anyone any interest or rights, including rights of termination or cancellation, in or with respect to, any of the properties, assets, contracts, or business of Potomac.

                  3.30 NO RESTRICTIONS. Potomac is not subject to any charter, bylaw, judgment or other restriction which would prevent the consummation of the transactions contemplated by this Agreement. The board of directors of Potomac have duly approved this agreement and the transactions contemplated herein as required under the laws of the State of Virginia and have authorized the execution and delivery of this Agreement by Potomac.

                  3.31 DISCLOSURE. Neither the financial statements, any schedule referred to herein nor this Agreement contains any untrue statements of a material fact or knowingly omits to state a material fact (other than facts generally known to the business community) necessary in order to make the statements contained therein or herein not misleading. To the best knowledge of Potomac, there is no such fact which materially adversely affects or in the future may (so far as Potomac can now reasonably foresee) materially adversely affect the business or prospects or condition (financial or otherwise) of Potomac or any of its properties or assets which has not been set forth herein

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in Schedule 3.31, delivered by Potomac to IMNF.

         4. REPRESENTATIONS ,WARRANTIES, AND COVENANTS OF IMNF. IMNF represents and warrants to Potomac and Principal as follows:

                  4.1 ORGANIZATION AND STANDING. IMNF is a corporation duly organized and existing and in good standing under the laws of the State of Delaware and has full corporate power to carry out this Agreement.

                  4.2 AUTHORITY OF IMNF. The execution and performance of this Agreement by IMNF has been duly authorized and approved by its board of directors. Neither the execution nor the performance by IMNF of this Agreement will result in the breach of any term or provision of any other agreement to which IMNF is a party.

                  4.3 BROKERAGE; INDEMNITY. IMNF has not retained any broker or finder in connection with the transactions contemplated by this Agreement, and IMNF will indemnify, defend and hold harmless Principal against all claims for brokers' or finders' fees made or asserted by any party claiming to have been employed by IMNF, and all costs and expenses (including the reasonable fees of counsel) of investigating and defending such claims.

                  5. CERTAIN COVENANTS BY POTOMAC. Potomac covenants and agrees with IMNF that:

                  5.1 CONSENTS. Potomac shall promptly apply for or otherwise seek, and use its

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best efforts to obtain, all consents and approvals of all parties whose consent or approval is necessary for the valid effective consummation and completion of the transactions contemplated hereby or is otherwise necessary in order that Potomac may validly, lawfully and effectively perform and carry out its obligations hereunder, including but not limited to the Virginia State Corpration Comission Bureau of Financial Insitutuions. Potomac will not apply for any mortgage or banking department approval, but will cooperate with IMNF as requested in making such application.

                  5.2 RESIGNATIONS OF ALL DIRECTORS AND OFFICERS. Potomac shall deliver to IMNF written resignations signed by all Directors and Officers of Potomac dated as of the Closing Date.

                  5.3 TRANSFER OF AUTHORITY TO ACCESS AND DRAW UPON BANK ACCOUNTS. Potomac shall deliver to IMNF written transfer of authority to access and draw upon each and every bank account of every nature and kind, as set forth in Schedule 3.24B, maintained by Potomac, into the name of IMNF, dated as of the Closing Date.

         6. CONDITIONS TO IMNF'S OBLIGATIONS. The obligations of IMNF to complete and consummate this Agreement shall be subject to compliance by Potomac and, if applicable, Principal, with all of the agreements herein contained and to the satisfaction of the following conditions precedent:

                  6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Paragraph 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of the Closing Date, and IMNF shall have received on the Closing Date a certificate from Potomac dated the Closing Date signed by the


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president and secretary of Potomac to those effects.

                  6.2 OPINION OF COUNSEL. At the Closing Date, Potomac shall deliver or cause to be delivered to IMNF an opinion (in form and content satisfactory to IMNF), dated the Closing Date, from counsel for Potomac, to the following effect:

                      (a) That Potomac is a corporation duly organized and validly existing and in good standing under the laws of the State of Virginia, entitled to own or to lease its properties and to carry on its business as and in the places where such properties are now owned, or leased, or such businesses are now conducted, and insofar as is known to such counsel, has fully complied with all federal, state, and local laws with respect to the operation of its business.

                      (b) That Potomac has full power and authority to make, execute, deliver and perform this Agreement in accordance with its terms; this Agreement has been duly authorized and approved by proper corporate action of Potomac and constitutes a valid and legally binding obligation of Potomac in accordance with its terms. All of the shares of stock currently outstanding as reflected in paragraph 3.2 of this agreement are validly issued and outstanding and are not currently subject to any lien, pledge, encumbrance, restriction or claims, and Principal has full right and authority to transfer the same pursuant to this transaction. Upon assignment and deliver of the share certificates to IMNF, it will take title thereto free and clear of any lien, pledge, encumbrance, charge, agreement or claim.

                      (c) That such counsel does not know that any action, suit, proceeding or investigation is pending against Potomac which might result in any material adverse change in the condition (financial or otherwise) or business of Potomac (other than those referred to in Paragraph 3.12

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hereof), or which questions the legality, validity or propriety of this
Agreement or of any actions taken or to be taken pursuant to or in connection with this Agreement.

                  In rendering such opinion, counsel for Potomac may rely (and will state in such opinion the belief that IMNF is justified in relying) upon the certificates of a principal officer of Potomac as to matters of fact.


                  6.3 NO ACTION TO PREVENT COMPLETION. No action or proceeding shall have been instituted or threatened on or prior to the Closing Date to set aside, restrain or prohibit, or to obtain damages in respect of, this Agreement or the consummation of the transactions contemplated herein which in the opinion of IMNF makes it inadvisable to consummate such transactions.

                  6.4 FINAL BALANCE SHEET. IMNF has delivered at Closing the Final Balance Sheet of Potomac and related financial statements, which balance sheet will show no material adverse change in the financial position of Potomac from the date of the financial statement described in Paragraph 3.4 hereof. In addition, there shall have been no material adverse change in the financial position of Potomac from December 31, 1996, up to and including the Closing Date.

                  6.5 CONSENT. To the extent specified in any paragraph or schedule with respect to obtaining the consent of any other person or party to the assignment of specified contracts, licenses, leases, agreements or commitments, Potomac shall have obtained by the Closing Date such consents in form and substance satisfactory to IMNF, except as provided on Schedule 6.5.

                  6.6 FULL COMPLIANCE. IMNF's obligations to complete and consummate this Agreement shall be subject to material compliance by Potomac and Principal with all of their
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


agreements herein contained, and to the reasonable satisfaction of all of the conditions of this Agreement.

                  6.7 CHANGES IN CONDITIONS. From the date of this Agreement to the Closing Date, there as hasre will have been no material adverse change in the assets or liabilities or condition (financial or otherwise) or business of Potomac, and Potomac will not have been adversely affected in any material manner as the result of any fire, explosion, accident, flood, earthquake, seismic or tidal wave, windstorm, strike, lockout, labor dispute, riot, civil commotion or disturbance, sabotage, confiscation, condemnation or purchase of any property by governmental authority, activities of armed forces, or acts of God or the public enemy, whether covered by insurance or not.

         7. CONDITIONS TO POTOMAC'S OBLIGATIONS. Potomac's obligations to complete and consummate this Agreement shall be subject to material compliance by IMNF with all of its agreements herein contained and to the reasonable satisfaction of the following conditions precedent:

                  7.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties contained in Paragraph 4 hereof shall be true and correct in all material respects as of the Closing Date, and IMNF shall have suffered no adverse material changes in its financial condition that would affect its ability to perform the transactions contemplated hereunder. Potomac shall have received at the Closing a certificate dated the Closing Date signed by the president or vice president and the secretary or assistant secretary of IMNF to that effect.

                  7.2 NO ACTION TO PREVENT COMPLETION. No action or proceeding shall have been instituted or threatened on or prior to the Closing Date to set aside the authorizations of the transfers hereunder or any of them, and no action or proceeding shall have been instituted or threatened before any court or governmental agency to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated herein which in the opinion of Potomac makes it inadvisable to consummate such actions.

         8. FURTHER ASSURANCE. It is expressly understood and agreed that Potomac will, upon IMNF's request, from time to time prior to the closing execute and deliver to IMNF all such instruments and documents of further assurance or otherwise, and will do all such acts and things as in the sole judgement of IMNF may be necessary or proper for the full, complete and effectual vesting in IMNF at the Closing of all of Potomac's assets or otherwise to carry out and perform Potomac's obligations hereunder.

         9. CLOSING DELIVERIES. This Agreement shall close when all of the deliveries referred to heretofore in this Agreement, and all of the deliveries referred to in this Paragraph 9, are made on or prior to the Closing Date.

                  9.1 IMNF and Potomac shall deliver to each other certified copies of the resolutions of their boards of directors authorizing the execution and performance of this Agreement and the acts of the officers of each in carrying out the terms and provisions thereof, and appropriate incumbency certificates for such officers, certified by their secretaries or assistant secretaries.

                  9.2 IMNF and Potomac agree to execute and deliver such instruments and take such other action as any of them may reasonably require in order to carry out the intent of this Agreement.

                  9.3 Potomac shall deliver to IMNF a certificate of the Secretary of State of Virginia, evidencing the good standing of Potomac as of a date or dates not more than ten (10) days prior to the Closing Date.

                  9.4 Potomac shall cooperate with IMNF in seeking a tax clearance certificate for Potomac to be issued by the appropriate Virginia authority dated as of the Closing Date.

                  9.5 Principal will issue and deliver to IMNF certificate(s) for the Stock sold to IMNF by this Agreement.

                  9.6 Potomac shall deliver to IMNF all formal corporate records and devices, including the corporate minute book, corporate stock transfer records and corporate seal.

                  9.7 Potomac shall deliver to IMNF written resignations signed by all Directors and Officers of Potomac dated as of the Closing Date.

                  9.8 Potomac shall deliver to IMNF written transfer of authority to access and draw upon each and every bank account of every nature and kind, as set forth in Schedule 3.23B, maintained by Potomac into the name of IMNF dated as of the Closing Date.

         10.      INDEMNIFICATION OF IMNF.
                  10.1 Principal shall indemnify and hold IMNF harmless after the Closing Date from and against any and all of the following:

                           (a) The breach by Potomac or Principal of any
warranty or representation made by Potomac or Principal pursuant to this Agreement;

                           (b) The nonperformance of any covenant of Potomac or
Principal;

                           (c) Any claim, action, suit or proceeding brought
against IMNF based on a undisclosed claim or liability (as herein defined) arising before the Closing date and relating to Potomac or Principal's operation of Potomac;

                           (d) Any claims for unpaid taxes of any kind which are
asserted or levied against IMNF or the properties or assets of Potomac after the Closing Date which relate to any period before the Closing Date except as disclosed in Schedule __ and Federal and State Income tax liability, if any for Tax Year 1996.

                           (e) All costs, assessments, judgments, demands
(including costs of defense and reasonable attorneys' fees) arising out of any claim, or the defense thereof, made with respect to Paragraphs 10.1 (a) through
10.1 (d). IMNF will seek in good faith by all reasonable means to defeat or reduce any damages as to which indemnification may be sought so as to minimize such indemnification and will give Principal timely notice of, and the opportunity to participate in at Principals' expense, the defense or compromise of any claim which may give rise to such indemnification. Failure to give timely notice to Principal shall be a defense only to the extent it prejudices Principal's rights. Final settlement authority remains with IMNF.

                  10.2 Except as provided in Subparagraph 10.1 (c), no liability of Potomac or Principal under this Agreement shall exist with respect to the representations, warranties and covenants made in this Agreement or any schedule or certificate furnished by them with respect thereto, except as to claims which are made within three years of the Closing Date.

                  10.3 The aggregate of all claims for indemnification by IMNF hereunder must exceed the sum of $50,000 before any claim may be made. The said amount of $50,000 is a one-time deductible against all such future claims.

         11.      INDEMNIFICATION OF PRINCIPAL.
                  11.1 IMNF shall indemnify and hold Principal harmless after the Closing Date from and against any and all of the following:

                           (a) The breach by IMNF of any warranty or
representation made by IMNF pursuant to this Agreement;

                           (b) The nonperformance of any covenant of IMNF;

                           (c) Any personal guaranties of Principal to trade
creditors or on warehouse lines f credit;

                           (d) Any of Potomac's liabilities to the IRS disclosed
in this agreement or in any schedule herin;

                           (e) All costs, assessments, judgments, demands
(including costs of defense and reasonable attorneys' fees) arising out of any claim, or the defense thereof, made with respect to Paragraphs 11.1 (a) through
11.1 (b) Principal will seek in good faith by all reasonable means to defeat or reduce any damages as to which indemnification may be sought so as to minimize such indemnification and will give IMNF timely notice of any claim which may give rise to such indemnification.

                  11.2 Except as provided in Subparagraph 11.1(d), no liability of IMNF under this Agreement shall exist with respect to the representations, warranties and covenants made in this Agreement or any certificate furnished with respect thereto, except as to claims which are made within three years of the Closing Date.

                  11.3 The aggregate of all claims for indemnification by Principal hereunder must exceed the sum of $50,000 before any claim may be made. The said amount of $50,000 is a one-time deductible against all such future claims.

         12.      MISCELLANEOUS.

                  12.1 EXPENSES. Whether or not the transactions herein set forth shall be consummated, IMNF will pay all expenses of the preparation and performance of this Agreement incurred by IMNF, and Potomac will pay all expenses incurred by it in connection with the preparation and performance of this agreement.

                  12.2 CONFIDENTIALITY. Except as contemplated by this Agreement or necessary to carry out the transactions herein set forth, all information or documents furnished hereunder by IMNF or Potomac to the other shall be kept confidential by the party to whom furnished at all times to the Closing Date, and in the event such transactions are not consummated, each shall return to the other all documents furnished hereunder and copies thereof and shall continue to keep confidential all information furnished hereunder and not thereafter use the same for its advantage.

                  12.3 NOTICES. Any notice required or permitted hereunder shall be in writing and shall be given by overnight mail addressed, if to IMNF to: IMN Financial Corp., 520 Broadhollow Road, Melville, New York 11747, Attention:
General Counsel. If to Potomac or Principal to: 1st Potomac Mortgage Corporation, 4000 Legato Road, Suite 260, Fairfax, Virginia, 22033, attention Michael B. Roche.

                  12.4 BEST EFFORTS, COOPERATION. IMNF, Potomac and Principal shall exert their best efforts to obtain all consents and approvals necessary for the due and punctual performance of this Agreement and the satisfaction of the conditions hereof on their part to be satisfied, and all shall cooperate with the other with respect thereto.

                  12.5 ENTIRE AGREEMENT /AMENDMENT . This Agreement constitutes and contains the entire agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. No modification or amendment of this Agreement shall be of any force or effect unless in writing and signed by all the parties hereto.

                  12.6 PARTIES IN INTEREST. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of the parties hereto, whether herein so expressed or not, but neither this Agreement nor any of the rights, interests or obligations hereunder of any party hereunder shall be assigned without the prior written consent of the other parties.

                  12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

                  12.8 TIME OF THE ESSENCE. Time is of the essence in the performance of all obligations of the parties under this Agreement.

                  12.9 GOVERNING LAW/ SECTION AND PARAGRAPH HEADINGS/ CONSTRUCTION. This Agreement shall be governed by the laws of the State of New York, without regard to conflicts of law principles. The section and paragraph headings contained herein are meant for convenience only , and shall form no part of the interpretation or construction of this Agreement. All of the parties to this Agreement have participated freely in its negotiation and preparation; therefore, this Agreement shall not be more strictly construed against any one of the parties hereto.

                  12.10 SURVIVAL. This Agreement's provisions, representations and warranties, shall survive the Closing of this Agreement, and the transfer and delivery of stock certificates hereunder.


                  12.11 SCHEDULES. The following schedules are attached hereto and by this reference form a part hereof. All schedules shall be delivered to IMNF at the Closing unless otherwise indicated herein.

         SCHEDULE         SUBJECT MATTER
         --------         --------------
         3.6A             Notes Payable
         3.6B             Real Property Owned
         3.6C             Defects in Properties or Assets
         3.7              Changes in Condition
         3.8              Taxes and Deficiency Assessments
         3.12             Litigation
         3.13A            Accounts and Notes Receivable
         3.13B            Accounts Payable
         3.16             Overtime, Back-Wage, Vacation, Discrimination Claims
         3.17A            Personal Service Contracts
         3.17B            Employees
         3.18             Profit Sharing Arrangements; Bonuses
         3.19             Pensions and Deferred Compensation
         3.20             Benefits Policies and Claims
         3.22             Leases
         3.24A            Liability Policies
         3.24B            Banking Relationships
         3.27             Trademarks, Licenses, etc.
         3.28A            Warehouse Lines
         3.28B            Mortgage Originations
         3.31             Disclosure

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                             1ST POTOMAC MORTGAGE CORPORATION

                             By:/s/ Michael B. Roche, Chief Executive Officer
                                Michael B. Roche, Chief Executive Officer





                             PRINCIPAL


                             By: /s/ Michael B. Roche
                                 Michael B. Roche



                             IMN FINANCIAL CORP.


                             By:/s/Edward R. Capuano,
                                Edward R. Capuano, President